Exhibit 10.1


                              EMPLOYMENT AGREEMENT

         The Employment Agreement (the "Agreement") is made and entered into as of the _20th__ day of April, 2004 (the "Effective Date"), by and between CYTOMEDIX, INC., a Delaware corporation (the "Company"), and DR. KSHITIJ MOHAN ("Executive").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows.


                                    ARTICLE 1
                      EFFECTIVE DATE AND TERM OF EMPLOYMENT

         1.1 Term of Employment. Subject to extension in accordance with Section 1.2, the Term, as defined below, of the Agreement shall commence on the Effective Date and shall continue until the date two years hence (the "Initial Term"), unless terminated earlier in accordance with Article 5 of the Agreement. For purposes of the Agreement, the "Term" shall mean the period from the Effective Date until the termination of Executive's employment under this Agreement.

         1.2 Extension of Term. The Initial Term of the Agreement will be automatically extended by one year on the first anniversary of the Effective Date and in one year increments on each subsequent anniversary of the Effective Date thereafter, unless the Executive's employment is terminated under this Agreement in accordance with Article 5.


                                    ARTICLE 2
                              DUTIES AND ACTIVITIES

         2.1 Employment. During the Term, the Company shall employ Executive, and Executive shall accept employment with the Company, upon the terms and subject to the conditions set forth in the Agreement.

         2.2 Position. During the Term, Executive shall serve as Chief Executive Officer of the Company and shall hold such other position or positions as the parties mutually agree in writing. Executive shall report directly to the Chairman of the Board of Directors of the Company (the "Board"). As Chief Executive Officer, Executive shall have the powers, responsibilities and authorities as are assigned by the Board. Upon the termination of Executive's employment hereunder in accordance with Article 5, Executive shall immediately resign as Chief Executive Officer and from all other positions, if any, with the Company.

         2.3 Duties. During the Term, Executive shall devote his business time, attention, and energies to the business of the Company and use his best efforts to promote the interest of the Company. Executive shall perform such duties, services, and responsibilities incident to the Executive's positions that are reasonably consistent with his position, as the Board shall from time to time


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delegate to him on such terms and conditions and subject to such restrictions as the Board may reasonably from time to time impose.

         2.4 Principal Location. The principal location at which Executive's services are to be performed shall be at the Executive's then-current home address, which is presently 25 Beman Woods Court, Potomac, Maryland, 20854, subject to reasonable travel requirements during the course of performing such services.


                                    ARTICLE 3
                           SALARY, BONUS, AND BENEFITS

         3.1 Base Salary. During the Term of this Agreement, the Company shall pay Executive a base salary ("Base Salary"). Commencing on the Effective Date through the one-year anniversary thereof, this Base Salary shall be not less than the annual rate of $275,000. The Executive's Base Salary shall be increased by at least ten percent (10%) for the second and each subsequent year of the Term.

         3.2 Inducement Award. To induce Executive's service as Chief Executive Officer of the Company during the Term, upon commencement of Executive's employment, the Company shall grant Executive the Inducement Award as outlined in Appendix 1. The Inducement Award, and all necessary documents related thereto, shall be completed no later than ten (10) business days following the Effective Date.

         3.3 Annual Bonus. The Executive shall be entitled to the Annual Bonus as outlined in Appendix 2. The Executive's Annual Bonus shall be driven by and proportionate to reasonable Performance Criteria that will be developed and agreed upon by the Board of Directors and the Executive working in good faith and with all deliberate speed within sixty (60) days of the commencement of the Executive's employment under this Agreement, and within sixty (60) days of the first anniversary of the Executive's employment under this Agreement. The Annual Bonus for each year of the Term shall be paid within thirty (30) days after the end of such year.

         3.4 Withholding. The Company shall deduct or withhold from the compensation and benefits payable to Executive hereunder any and all sums required for federal and state income and employment taxes now applicable or that may be enacted and become applicable during the Term of the Agreement.

         3.5 Benefits. Executive shall be entitled to participate in all ordinary and customary benefit plans afforded to executive employees of the Company. Executive's participation in said benefit plans shall be at the Company's sole expense except to the extent employee contributions may be required under the Company's benefit plans as they may now or hereafter exist. Such benefits shall include, at a minimum, medical and dental insurance for Executive and his spouse, and may include any qualified or unqualified pension, profit sharing, and savings plans, any death benefit and disability benefit plan, life insurance coverage, any cafeteria plans, and any medical, dental, health, vision and welfare plans or insurance coverage.


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         3.6  Vacation and Sick Leave.  Executive  shall be entitled to four (4)
weeks of paid vacation per year during the Term.  Unused  vacation of up to four
(4) weeks may be carried over from year to year. Vacations shall be taken at such times as are consistent with the needs of the Company and Executive will notify in advance the Chairman of the Board of Executive's plans for any vacations longer than one week. Employee shall also be entitled to two (2) weeks sick leave per year, part or all of which may be covered by the Company's short term disability insurance. Unused sick leave may be carried over from year to year, but in no event shall Executive accrue more than four (4) weeks of sick leave. Sick leave is compensable only on bona fide sickness of the Executive.

         3.7 Fringe Benefits. In addition to the other benefits detailed herein, Executive shall be entitled to the Fringe Benefits listed on Appendix 3.


                                    ARTICLE 4
                                BUSINESS EXPENSES

         4.1 Expenses. The Company shall pay or reimburse the Executive for all reasonable and authorized business expenses incurred by the Executive during the Term.

         4.2 Business Travel. The Company shall reimburse Executive for expenses incurred for business-related travel in accordance with existing Company travel policies, which may change from time to time.

         4.3 Documentation. As a condition to reimbursement under Article 4 of this Agreement, Executive shall furnish to the Company adequate records and other documentary evidence appropriately itemized and approved consistent with the Company's policies, which may change from time to time. Executive acknowledges and agrees that failure to furnish the required documentation may result in the Company denying all or part of the expense for which reimbursement is sought.


                                    ARTICLE 5
                            TERMINATION OF EMPLOYMENT

         5.1  Termination  of  Employment.  Notwithstanding  the  provisions  of
Article 1, either the Company or Executive may terminate Executive's employment hereunder during the Term, subject to the following terms and conditions.

         5.2 Termination by the Company for Cause. As used in the Agreement, "Cause" shall mean either:

                  5.2.1 Executive commits a material and willful breach of any material term of this Agreement, as reasonably determined by a majority of the directors of the Board, but only if such material and willful


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         breach remains  uncured (as  reasonably  determined by the Board) after thirty (30) days have elapsed following the date that the Company gives Executive written notice of such breach;

                  5.2.2 Executive engages in willful conduct that is materially injurious to the Company or to any affiliate or successor thereto, whether financial or otherwise, as reasonably determined by a majority of the directors of the Board, but only if Executive has failed to cease any such conduct within fifteen (15) days after the date the Company gives Executive written notice of its belief that Executive is engaging in such conduct;

                  5.2.3    Executive is convicted of a felony;

                  5.2.4 Executive is convicted of any crime involving moral turpitude or dishonesty;

                  5.2.5 Executive is of any felony or misdemeanor involving the property of the Company; is found guilty by any court of law of violation of applicable securities laws; or is found guilty of violation of any securities law in an administrative proceeding before the Securities and Exchange Commission or any state securities commission.

         The Company may terminate Executive's employment hereunder for Cause by giving Executive fifteen (15) days' written notice. Where Executive is entitled to a cure period, the termination date under this Section shall be the day after the cure period expires, if Executive fails to cure. In such event, the Company shall pay to Executive his Base Salary through the date of Executive's termination, his accrued but unused vacation, all deferred compensation owed to Executive under any other agreements, and his reimbursable expenses pursuant to
Article 4 incurred prior to the effective date of such termination. In the event of termination under this Section 5.2, all of Executive's stock options vested on the date of termination shall remain exercisable until the original date of expiration.

         5.3 Termination for Disability. As used in this Agreement, Executive's "Disability" shall the Executive's inability, as a result of a mental or physical disease or condition expected to continue indefinitely, to perform materially the services contemplated in the Agreement. The existence or nonexistence of a Disability shall be determined by an independent physician reasonably selected and agreed to by the Company and the Executive.

         The Company may terminate Executive's employment hereunder in the event of Executive's Disability by giving Executive thirty (30) days' written notice. In such event, the Company shall pay to Executive his Base Salary through the date of termination (which shall be thirty (30) days after written notice is given) and, thereafter, his Base Salary for a period of eleven (11) additional months after the date of termination, less net amounts received during that period from any long-term disability insurance provided under Article 3. The Base Salary shall be paid at the annual rate of Executive's Base Salary in effect on the date of Executive's termination of employment and shall be payable not less frequently than semi-monthly in accordance with the Company's executive compensation practices. The Company shall also pay to Executive a prorated bonus and incentive compensation payment based on the then applicable bonus plan/long


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term incentive  compensation  program in an amount equal to the  bonus/incentive payment that would otherwise be paid for the fiscal/calendar (depending on the plan or program) year in which Executive is terminated, multiplied by a fraction, the numerator of which is the number of days that Executive was employed during that year, and the denominator of which is 365, payable no later than thirty (30) days after the end of the fiscal/calendar year in which Executive's employment is terminated. The Company shall also pay Executive's accrued but unused vacation, all deferred compensation owed to Executive under any other agreements, and his expenses incurred prior to such termination of employment reimbursable under Article 4. All benefits provided under Section 3.5 shall be extended, to the extent permitted by Company's insurance policies and benefit plans, for twelve (12) months after the date of Executive's termination, except as required by law (e.g., COBRA health insurance continuation election). During the period benefits are provided Executive under this Section, the Executive and the Company shall continue to share the costs of such benefits in the same proportions as they had at the time of the Executive's termination; provided, however, that Company shall only be required to contribute such amounts as were paid under the benefit plans in effect on the date of termination. In the event of termination under this Section 5.3, all of Executive's stock options shall continue to vest during the eleven (11) month period Executive continues to receive his Base Salary, and all vested stock options shall remain exercisable until the original date of expiration.

         5.4 Termination for Death. Executive's employment hereunder shall terminate upon Executive's death. In such event, the Company shall pay to Executive's estate his Base Salary until the end of the month in which the death occurred, all accrued but unused vacation pay, all deferred compensation owed to Executive under any other agreements, and all unreimbursed expenses which are reimbursable pursuant to Article 4 incurred prior to his death. In the event of death, all vested options will continue to stay vested and exercisable by the Executive's estate until the original expiration date. Within fifteen (15) days of Executive's death, the Company shall provide Executive's estate with a list of all amounts, benefits, securities or options that are due Executive hereunder and shall provide reasonable assistance to Executive's estate in receiving and or/exercising the same.

         5.5      Termination Due to Change of Control.

         5.5.1 If Executive's employment is terminated by the Company without Cause in connection with or in furtherance or as a result of a Change of Control, or if, in connection with a Change of Control, Executive is not offered post-closing employment by the Company or its successor-in-interest on substantially the same terms as the terms of Executive's employment by the Company immediately prior to the Change of Control (including, without limitation, his or her compensation and the nature and scope of his authorities, powers, functions and duties, and any remaining term of employment), the Company shall pay to Executive severance in an amount equal to two (2) years of Executive's Base Salary in effect on the date of termination, plus Annual Bonus and Inducement Awards for the two years at rates established for the two years but not less than the rates applicable for the initial two year Term of this Agreement ("Severance Payment"). The Base Salary portion of the Severance Payment shall be payable not less frequently than semi-monthly in accordance with the Company's executive compensation practices in effect on the date of termination. The Annual Bonus and Inducement Award portions of the Severance Payment are due within thirty (30) days of termination of the Executive's employment as a result of a Change of Control. The Company shall also provide to


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Executive all benefits  under Article 3 of this Agreement that were in effect as of the date of termination for a period extended for two (2) years from such date of termination. During the period benefits are provided Executive under this Section, the Executive and the Company shall continue to share the costs of such benefits in the same proportions as they had at the time of the Executive's termination.

         5.5.2 In the event of termination under this Section, all of Executive's issued and unvested stock options shall immediately become fully vested and exercisable and shall remain exercisable until the original date of expiration.


         5.5.3    "Change of Control" shall mean any of the following:

                           a.   a   sale   or   other   disposition  of  all  or
         substantially all of the assets of the Company;

                           b. a merger or consolidation in which the Company is not the surviving entity and in which the shareholders of the Company immediately prior to such consolidation or merger own less than fifty percent (50%) of the surviving entity's voting power immediately after the transaction;

                           c. a reverse merger in which the Company is the surviving entity but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in form of securities, cash or otherwise, and in which the shareholders of the Company immediately prior to such merger own less than fifty percent (50%) of the Company's voting power immediately after the transaction;

                           d. any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are sold or exchanged (whether in a single or a series of related transactions); or

                           e. during any period of two consecutive years (not including periods prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the stockholders was approved by at least 2/3rds of the members of the Board, cease for any reason to constitute a majority thereof.

         5.6      Termination Not for Cause.

         5.6.1 The Company may terminate Executive's employment Not for Cause during the Term by giving Executive thirty (30) days' written notice. For purposes of this Section, any material reduction in the authority or changes in the reporting status of the Executive shall be regarded as Termination Not for Cause of the Executive. Any termination of Executive's employment by the Company Not for Cause, that occurs in contemplation of a Change of Control or at the request or insistence of any person (other than the Company) relating to such


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Change of Control shall be deemed to have  occurred  after the Change of Control for the purposes of this Agreement. A breach by the Company of a material term of this Agreement that remains uncured for a period of fifteen (15) days following written notice of such breach to the Company, shall be considered a Termination Not for Cause.

         5.6.2 Should the Executive's employment be terminated Not for Cause, the Company shall pay to Executive all Base Salary and bonuses earned up to and including the date of termination (which shall be the date thirty (30) days after the date of the written notice), all accrued and unused vacation, and all unreimbursed expenses which are reimbursable pursuant to Article 4 incurred prior to such termination plus, a severance payment in an amount equal to two
(2) years of Executive's Base Salary in effect on the date of termination. The severance payment shall be payable not less frequently than semi-monthly in accordance with the Company's executive compensation practices in effect on the date of termination. Further, the Company shall pay to Executive the Annual Bonus, Inducement Award (cash and options) that would have been due Executive during the two (2) years had the Executive continued his employment with the Company and fully met all Performance Criteria. Additionally, the Company shall immediately pay to Executive all deferred compensation owed to Executive under any other agreements.

         5.6.3 Should the Executive's employment be terminated Not for Cause, the Company shall provide to Executive all benefits under Article 3 of this Agreement that were in effect as of the date of termination from the date of termination until the earlier of (i) twenty four (24) months after the date of notice of termination, (ii) the date Executive obtains new employment which offers benefits comparable or superior to those provided Executive under Article 3 of this Agreement and Executive qualifies for participation in such benefit plans, or (iii) Executive otherwise obtains benefits. comparable or superior to those provided Executive under Article 3. During the period benefits are provided Executive under this Section, the Executive and the Company shall continue to share the costs of such benefits in the same proportions as they had at the time of the Executive's termination. In the event of Termination Not for Cause, all options granted to the Executive shall continue to vest during the two years after termination and all vested options shall remain exercisable until the original date of expiration.

5.7      Voluntary Termination By Executive.

         5.7.1 This Agreement may be voluntarily terminated by Executive at any time prior to the expiration of the Term set forth in Article 1 by giving thirty
(30) days' prior written notice of Executive's intent to terminate this Agreement. Executive agrees to remain in the service of the Company from the date of the notice until the date of the termination to facilitate transition, unless the Company and the Executive agree mutually that this Agreement shall terminate prior to the expiration of such thirty (30) day period. This Agreement shall only terminate upon the expiration of the transition period following the written notice, and the Executive shall be entitled to all benefits hereunder until the agreed upon termination date. In the event of a voluntary termination under this Section 5.7.1, all options granted to the Executive shall continue to vest during the period following the written notice until the date of the termination and all vested options shall remain exercisable until the original date of expiration.


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5.7.2 In the event the Executive  voluntarily  terminates this Agreement without complying with the notice provisions of Section 5.7.1 above, all options previously awarded Executive shall cease to vest as of the termination date, and all vested options shall remain exercisable only for a period of three (3) months following such termination.

5.7.3 For purposes of Section 5.7.2, the three (3) month exercise period for vested options shall be suspended for any periods during which Executive is prohibited from exercising such vested options due to applicable securities laws (which, for purposes of this Agreement includes, without limitation, periods during which exercise or sale of shares is (i) prohibited by any Insider Trading Policies or blackout periods imposed by policies adopted by the Company, or (ii) limited as a result of Executive's knowledge of material non-public information relating to the Company, or limited as a result of the requirement to delay timing of any exercise or sale to avoid application of "short-swing" profit rules (the "Suspended Period"). The Suspended Period shall be extended beyond an aggregate of six (6) months only upon the written opinion of counsel clearly and specifically identifying: (i) the applicable securities law that prohibits Executive's exercise of vested options; (ii) the anticipated period that such prohibition; (iii) the actions necessary or steps needed so that such prohibition may be lifted.


                                    ARTICLE 6
                          INSURANCE AND INDEMNIFICATION

6.1 The Company shall provide the Executive with directors' and officers' (D&O) liability insurance coverage. The Company shall, at all times, carry no less that $5  million  in  such  D&O  insurance.  In the  event  that  the  Company's directors' and officers' liability insurance coverage lapses, and if the Executive is a party to or is threatened to be made a party to any threatened, pending or completed claim, action, suit, or proceeding, or appeal therefrom, whether civil, criminal administrative, investigative, or otherwise, because he is or was an officer and/or director of the Company or at the express request of the Company is or was serving for purposes reasonably understood by him to be for the Company as a director, officer, partner, employee, agent, trustee, or in any other capacity of an association, corporation, general or limited partnership, joint venture, trust, or other entity, the Company shall indemnify the Executive against, and shall pay and advance, all reasonable expenses, including attorney's fees and disbursements, and any judgments, fines, and amounts paid in settlement incurred by him in connection with such claim, action, suit, proceeding, or appeal therefrom, to the fullest extent permitted under the Company's Certificate of Incorporation ("Certificate"), bylaws ("Bylaws") or applicable law.

6.2 The Executive's coverage under the D&O insurance policy referenced above, and the Company's obligation to indemnify the Executive as provided above and to the extent permitted by the Certificate, Bylaws, and applicable law, shall survive the expiration of this Agreement until the expiration of any statute of limitations applicable to a claim brought against Executive because he is or was an officer and/or director of the Company and as necessary to adequately protect Executive in the event of the Company's insolvency.


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                                    ARTICLE 7
                              RESTRICTIVE COVENANTS

         7.1 Confidential Information. In the course of his employment hereunder, Executive may have access to confidential records, data, formulae, customer lists, trade secrets, specifications, inventions and processes owned by the Company. During the Term and thereafter, Executive shall not, directly or indirectly, disclose such information to any person or use any such information, except as required in the performance of Executive's duties hereunder. All records, files, keys, drawings, documents, models, equipment, and the like relating to the Company's business, which Executive shall prepare, copy, or use, or with which Executive comes into contact shall be and remain the Company's sole property, shall not be removed from the Company's premises, except as necessary for the performance of the Executive's duties, and shall be returned to the Company upon the expiration or termination of the Term of Executive's employment.

         7.2 Competing Business. As used in the Agreement, a "Competing Business" refers to any person or entity engaged in (i) the use of products or technology similar to Autologel(TM) or the Autologel(TM) System involving the use of releasates from platelets to treat chronic wounds or other indications for which the Company has obtained or would be in the process of obtaining any applicable regulatory clearance during the Term, (ii) any use of products or technology similar to that which the Company may develop or otherwise obtain marketable rights during the Term, or (iii) the direct competition with either
(i) or (ii) above.

         7.3 Non-competition Period. The "Non-Competition Period" shall be two years following the date of termination of Executive's employment

         7.4 Geographic Restriction. The geographic restriction of the Executive's Convenant Not to Compete shall include the cities, counties, states of the United States, and each country outside of the United States where the Company does business during Executive's employment.

         7.5 Covenant Not to Compete. Executive shall not, at any time during the Term and during the Non-competition Period, either directly or indirectly, or solely or jointly with other persons or entities:

         7.5.1 own, manage, operate, join, control, consult with, render services for or participate in the ownership, management, operation or control of, or be connected as an officer, director, employee, partner, principal, agent, consultant or other representative with, or permit his name to be used in connection with any profit or nonprofit business, organization or entity, other than the Company and its affiliates, which operates or engages in a Competing Business,

         7.5.2 lend any credit or money for the purposes of establishing or operating any Competing Business or otherwise give aid or advice to any person, firm, association, corporation, or entity engaging in any Competing Business, or


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         7.5.3 solicit,  contract,  divert,  or take away or attempt to solicit, divert, or take away any of the customers, potential customers, business or patrons of the Company and its affiliates or any of their respective successors and assigns, directly or indirectly, by or for himself or as the agent of any other person or entity or through others as an agent or on behalf of a competitor of the Company.

         The Company and Executive acknowledge and agree that the duration, scope, and geographic area for which the covenant not to compete is to be effective are reasonable.

         7.6 Exceptions to Covenant Not to Compete. Notwithstanding the Covenant Not to Compete provided in Section 7.5 above:

         7.6.1 Executive shall not be restricted from accepting employment with a Competing Business provided that the scope of such employment, and the duties involved thereunder do not involve (i) the use of products or technology similar to Autologel(TM) or the Autologel(TM) System involving the use of releasates from platelets to treat chronic wounds or other indications for which the Company has obtained or would be in the process of obtaining any applicable regulatory clearance during the Term, (ii) any use of products or technology similar to that which the Company may develop or otherwise obtain marketable rights during the Term, or (iii) the direct competition with either (i) or (ii) above.

         7.6.2  Executive  may  own  publicly-traded   securities  issued  by  a
Competing Business provided that Executive shall not own more than three percent (3%) of the value of any class of such securities outstanding at such time.

         7.6.3 Executive is free to license or economically exploit any patents, inventions or ideas regarding products that he has developed prior to his employment with the Company or that he may develop in the future through expenditure of his personal time and resources, as long as any such future developments shall not involve (i) the use of products or technology similar to Autologel(TM) or the Autologel(TM) System involving the use of releasates from platelets to treat chronic wounds or other indications for which the Company has obtained or would be in the process of obtaining any applicable regulatory clearance during the Term, (ii) any use of products or technology similar to that which the Company may develop or otherwise obtain marketable rights during the Term, or (iii) the direct competition with either (i) or (ii) above.

         7.6.4 Notwithstanding the exceptions to the Covenant Not to Compete listed above, in no event shall the Executive violate his duties regarding the solicitation of employees or the nondisclosure of proprietary information contained herein.

         7.7 Solicitation of Employees. Executive shall not, at any time during the Term or during the Non-competition Period, directly or indirectly, by or for himself or as the agent of any other person or entity or through others as an agent in any way solicit or induce or attempt to solicit or induce any employee, officer, representative, consultant, or other agent of the Company or its affiliates, whether such person is presently employed with the Company or an affiliate or may hereinafter be so employed, to leave the Company's employ or the employ of a Company affiliate.


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         7.8.   Disclosure  of  Proprietary   Information.   In  the  course  of
Executive's   employment  with  the  Company,   Executive  may  have  access  to
confidential   records,   data,   formulae,   customer  lists,   trade  secrets,
specifications,   inventions,  and  processes  owned  by  the  Company  and  its affiliates. During Executive's employment with the Company and thereafter, Executive shall maintain in strict confidence and shall not, directly or indirectly, use, disseminate, disclose, or publish or use for his benefit or the benefit of any person, firm, corporation, or other entity, any confidential or proprietary information or trade secrets of or relating to the Company and its affiliates, or which the Company and its affiliates have a right to use, including, without limitation, information with respect to the Company's and its
affiliates'  vendors,  suppliers,   customers,  potential  customers,  marketing
methods, costs, prices, and terms of employment. Executive shall not deliver to any person, firm, corporation, or other entity any document, record, notebook, computer program or similar repository containing any such confidential or proprietary information or trade secrets, except as required in the faithful performance of Executive's duties during employment with the Company, provided, however, that the foregoing restriction shall not apply to (i) disclosure or use of Executive's general business and technical knowledge or any such information that became generally available to the public in any manner or form through no fault of Executive, (ii) disclosure or use of any such information with the Company's prior written consent, or (iii) disclosure of any such information required by a court or a governmental agency of competent jurisdiction. In the event that Executive is so required or compelled to make such disclosure,
Executive   shall   cooperate   with  the   Company  to  preserve  in  full  the
confidentiality of all proprietary information whose disclosure is not required or compelled.

                  7.8.1 All such information and trade secrets and all records, files, keys, drawings, documents, models, equipment and the like relating to the Company's and its affiliates' business with which Executive comes into contact shall be and remain the sole property of the Company and its affiliates, shall not be removed from the Company's or its affiliates' premises, except as reasonably appropriate for the performance of Executive's duties or with the Company's prior written consent, and shall be returned to the Company and its affiliates upon Executive's retirement or other termination of employment with the Company.

                  7.8.2 The Company and Executive hereby stipulate and agree that as between them the foregoing matters are important, material, and confidential proprietary information and trade secrets and affect the successful conduct of the business of the Company, its affiliates, and any successor or assignee of the Company and its affiliates. In the event that during Executive's employment with the Company or thereafter, Executive becomes employed by any employer other than the Company, Executive shall notify such employer of the terms of Article 7 of this Agreement and all sections and subsections thereunder not later than the date on which Executive commences employment with such employer.

                  7.8.3 The Company and the Executive agree that the restrictions related to disclosure of proprietary information shall not be applicable if the Executive is directed to disclose proprietary information pursuant to an order of a court or regulatory agency with applicable jurisdiction, or if the Executive's failure to disclose proprietary information would result in a violation of any applicable laws or regulations. Executive agrees that upon the receipt of a subpoena or other legal request for information that may include proprietary information, the Executive will promptly notify the Company of such subpoena or legal request and shall give the Company


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

         opportunity to object to the disclosure of such proprietary information prior to Executive's response.

         7.9  Normal  Business  Communications.  Notwithstanding  the  foregoing
Section 7.8, Executive may engage in discussion and meetings with representatives of a Competing Business in the normal course of the business of the Company during Executive's employment with the Company.

         7.10     Enforcement of Covenants Not to Compete, Solicit or Disclose.

                  7.10.1 The Company and Executive intend that the provisions of
         Article 7 of this Agreement shall be fully enforceable as set forth herein. To the extent that any court of competent jurisdiction finds that any such provision is unenforceable by reason of its duration or scope, the Company and Executive agree that it shall be enforced insofar as it may be enforced within the limits of the law of that jurisdiction but that the Agreement as a whole shall be unaffected elsewhere.

                  7.10.2 The Company and Executive recognize and acknowledge that the Company, by the Agreement, has sought to prohibit competition and disclosure of confidential information by Executive during Executive's employment with the Company and thereafter and that Executive's performance of services or disclosure of confidential information in contravention of the Agreement or other breach of the provisions of Article 7 of this Agreement would consequently cause immediate and irreparable harm to the business and goodwill of the Company and its affiliates, the exact amount of which will be difficult or impossible to ascertain, and that damages, if any, and other remedies at law would be inadequate. Accordingly, should Executive perform or attempt or threaten to perform services or disclose confidential information in contravention of the Agreement or otherwise breach the provisions of Article 7 of this Agreement, the Company shall, in addition to any and all other remedies available to it under the Agreement, have the right to seek and obtain an injunction or other equitable relief, restraining and preventing Executive from performing such services, disclosing such information, or breaching the provisions of Article 7 of this Agreement.


                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 Entire Agreement. The Agreement is intended to be the final, complete, and conclusive agreement between the parties relating to the employment of the Executive by the Company with respect to the Term, and all prior or contemporaneous understandings, representations, and statements, oral or written, are merged herein. No modification, waiver, amendment, discharge, or change of the Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement thereof is or may be sought.


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         8.2 No Waiver.  No waiver by conduct or  otherwise  by any party of any term, provision, or condition of the Agreement shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition or as a waiver of a similar or dissimilar condition or provision at the same time or at any prior or subsequent time.

         8.3 Remedies Not Exclusive. No remedy conferred by any of the specific provisions of the Agreement is intended to be exclusive of any other remedy, except as expressly provided in the Agreement, and each and every remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing in law, in equity, by statute, or otherwise. No failure by any party to exercise and no delay in exercising any rights shall be construed or deemed to be a waiver thereof, and no single or partial exercise by any party shall preclude any other or future exercise thereof or the exercise of any other right.

         8.4 Notices. Except as otherwise provided in the Agreement, any notice, approval, consent, waiver, or other communication required or permitted to be given or to be served upon any person or entity in connection with the Agreement shall be in writing. Such notice shall be either personally served, sent by telegram, tested telex, fax, cable, prepaid registered or certified mail with return receipt requested, or by other express mail service and shall be deemed given at the time such notice was actually given if personally served or by express mail service, or two business days following delivery by telegram, telex, fax, cable, or mail. Any notice given by telegram, telex, fax, or cable shall be confirmed in writing by the carrier making the service within forty-eight hours after being sent. Such notices shall be addressed to the party to whom such notice is to be given at the party's address set forth below or as such party shall otherwise direct.

         If to the Company:         Cytomedix, Inc.
                                    1523 South Bowman Road, Suite A
                                    Little Rock, Arkansas  72211

         If to Executive:           Dr. Kshitij Mohan
                                    25 Beman Woods Court
                                    Potomac, Maryland  20854

         8.5 Assignment. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive and the Company, and their respective successors, heirs (in the case of Executive) and assigns, except that: (1) the Agreement and the Executive's rights and obligations hereunder may not be assigned by the Executive, and any purported assignment by the Executive in violation hereof shall be null and void; and (2) in the event of any sale, transfer, or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign the Agreement and its rights hereunder, only with the Executive's consent and only provided that such assignment shall not limit the Company's liability under the Agreement to the Executive. Notwithstanding any of the foregoing, all of Executive's rights and interest hereunder shall be assignable to Executive's legal representatives, executors or conservators in the event of Executive's Death or Disability.


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

         8.6 Governing Law. The Agreement shall be construed and enforced in accordance with the laws of Arkansas without giving effect to the principles of conflict of laws thereof. Venue for any dispute resolution shall be in the Commonwealth of Virginia or the State of Maryland, at the sole choice of the Executive.

         8.7 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

         8.8 Severability. The provisions of the agreement are severable, and if any provision or application thereof is held invalid or unenforceable, then such holding shall not affect any other provision or application.

         8.9 Arbitration. Any controversy or claim arising out of or related to the Agreement or the breach thereof shall be settled by binding arbitration in accordance with the rules then in effect of the American Arbitration Association, which arbitration shall be held in the Commonwealth of Virginia or the State of Maryland, at the sole choice of the Executive. The arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         8.10 Injunctive Relief. The Executive agrees that it would be difficult to compensate Company fully for damages for any violation of the provisions of the Agreement, including without limitation the provisions of Article 7. Accordingly, the Executive specifically agrees that the Company and its successors and assigns shall be entitled to temporary and permanent injunctive relief to enforce the provisions of the Agreement. The provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.


                  [Remainder of Page Intentionally Left Blank]


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Employment Agreement                                                     Page 14
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


         IN WITNESS WHEREOF, the parties execute the Agreement effective the date first above written.


                                      COMPANY:

                                      CYTOMEDIX, INC., a Delaware corporation


                                      By:
                                             ---------------------------------
                                      Title:
                                             ---------------------------------

                                      Date:
                                             ---------------------------------


                                      EXECUTIVE:



                                      ----------------------------------------
                                               Dr. Kshitij Mohan

                                      Date:
                                             ---------------------------------



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Employment Agreement                                                     Page 15
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

                                   APPENDIX 1
                                INDUCEMENT AWARD

         A.  Option Grant

         In consideration of Executive's execution of this Agreement, Company agrees to immediately grant Executive stock options for 1,000,000 shares of Company's common stock at an exercise price of $1.50 per share (the "Inducement Award"). Options for 500,000 shares will be fully vested and immediately exercisable upon commencement of Executive's employment. Options for 250,000 shares shall vest and be exercisable upon the first anniversary of the date of employment provided Executive remains employed by the Company upon such date or is otherwise entitled to immediate or continued vesting as a result of termination as specified under Article 5 of this Agreement. Options for 250,000 shares shall vest and be exercisable upon the second anniversary of the date of employment provided Executive remains employed by the Company upon such date or is otherwise entitled to immediate or continued vesting as a result of termination as specified under Article 5 of this Agreement. All vested options comprising the Inducement Award (and all rights with respect thereto, including, without limitation, the rights provided in Sections B and D of this Appendix 1) shall continue to be exercisable until the original date of expiration notwithstanding the Company's termination of Executive's employment under the Agreement.

         B.  Anti-Dilution Provisions

         The Inducement Award shall be subject to the following anti-dilution provisions:

         The Company represents that as if the Effective Date, the outstanding common stock of the Company on a fully diluted basis (which reflects, without limitation, full exercise of all outstanding but unexercised options and warrants, full conversion of all convertible stock and securities, and full issuance of dividends accrued and payable in stock) is 36,167,304 shares. Thus, the Inducement Award provided in Section A of this Appendix 1 constitutes 2.76 percent (2.76%) (the "Target Percentage") of the outstanding common stock on a fully diluted basis as of the Effective Date (not including any security issued to or controlled by the Executive). Upon commencement of Executive's employment and the award of the Inducement Grant, the Company shall prepare and the Company and Executive shall execute mutually a schedule setting forth the Target Percentage and the method of calculating the same.

         In the event the Company issues additional shares of common stock or other security convertible into or exercisable for common stock (including, without limitation, other options, warrants or debt securities, but not including any security issued to the Executive), the Company shall issue Executive additional options to purchase common stock at an exercise price of $1.50 so that, assuming the exercise of all options previously issued and to be issued as part of the Inducement Award, the Executive would be the beneficial owner of the Target Percentage of the outstanding common stock of the Company on a fully diluted basis (not including any securities owned or controlled by the Executive).

         However, in no event shall this Section B of Appendix 1 entitle the Executive to receive options to purchase more than 1,000,000 additional shares


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Employment Agreement                                                     Page 16
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

of common stock, so that the total number of shares of common stock issuable upon the exercise of Inducement Award options shall never exceed 2,000,000 shares (the foregoing 1,000,000 and 2,000,000 values being subject to adjustment for stock splits or stock dividends as provided in Section C of this Appendix
1). Any additional options issued under this Section B of Appendix 1 shall vest as if such options had been issued as part of the original Inducement Award (i.e., one-half of the additional options will be immediately vested and exercisable, one-quarter shall vest and become exercisable upon the first anniversary of the Executive's employment provided Executive remains employed by the Company upon such date or is otherwise entitled to immediate of continued vesting as a result of a termination as specified under Article 5 of this Agreement, and one quarter shall vest and become exercisable upon the second anniversary of the Executive's employment provided Executive remains employed by the Company upon such date or is otherwise entitled to immediate or continued vesting as a result of a termination as specified in Article 5 of this Agreement. If, for example, the issuance of additional options pursuant to this Section B of Appendix 1 occurred after the first anniversary of Executive's employment, three quarters of the additional options would be immediately vested and exercisable and one quarter would vest and be exercisable upon the second anniversary of Executive's employment, assuming Executive remains employed by the Company upon such date or is otherwise entitled to immediate or continued vesting as a result of termination as specified under Article 5 of this Agreement). Any additional options issued under this Section B of Appendix 1 shall also be considered a part of the Inducement Award for all other rights and purposes under this Appendix B.

         C.  Adjustment Upon Change in Stock Split or Stock Dividend

         In the event that the Company issues any stock dividend upon its shares of common stock or undergoes a stock split with respect to its common stock, the Inducement Award options shall provide for a corresponding and proportionate adjustment to the number of shares subject to the Inducement Award options and to the exercise price thereof (for example, in the event of a 5:1 stock split, the number of options would be increased to 5,000,000 and the exercise price per share would be reduced to $0.30 per share). The limitation on the number shares of common stock which may be subject to options issued pursuant to the Anti-Dilution Provisions of Section B of this Appendix 1 (1,000,000 shares of common stock) shall also be similarly adjusted in such event.

         D.  Registration Rights

         In the event the Executive exercises any of the options constituting the Inducement Award, the Company shall use its best efforts to issue unrestricted common stock to the Executive upon such exercise. To the extent the Company issues restricted common stock to the Executive upon his exercise of options constituting the Inducement Award, the Company shall use its reasonable best efforts to register the Executive's resale of such common stock as soon as practicable, but in no event the next subsequent registration statement filed by Company with the SEC, and in any event no later than the end of Executive's second year of employment. Company shall indemnify and hold Executive harmless from and against all losses or expenses arising from such registration other than liability arising from fraud or criminal acts of Executive. In the event that the Company proposes to effect a sale or offering of shares of common stock through any underwriter on a firm commitment or best efforts basis, Company agrees to notify Executive, and if so elected by Executive, to include all


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Employment Agreement                                                     Page 17
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

shares desired by Executive within the shares to be sold pursuant to such offering. In the event that other shareholders hold similar registration rights and the underwriter is not willing or able to sell all such shares in such offering, then Executive shall have the right to participate on a pari passu "most favored nation" basis with all other common shareholders holding similar such registration rights. The option agreement will include a registration rights provision which incorporates all of the foregoing.

         Notwithstanding the above, the Executive understands and acknowledges that certain provisions of federal and/or state securities law may limit his ability to sell the common stock issued to him upon exercise of the Inducement Award options and Executive agrees to comply with any federal or state securities law applicable to such sale.

         E. Continuation of Rights.

         The Executive's rights to additional options pursuant to Section B of this Appendix 1 (Anti-Dilution Provisions) shall continue until the earlier of:
(i) the date upon which Executive has received the maximum possible total number of additional options permissible under the anti-dilution provisions of section B of this Appendix 1 (1,000,000, subject to adjustment under Section C of this Appendix B), or (ii) the date Executive is no longer employed by the Company, whether under this Agreement or otherwise. All other rights contained in this Appendix 1 and applicable to the Inducement Award or the common stock to be issued upon exercise of options comprising the Inducement Award shall survive the expiration or termination of this Agreement and continue with respect to vested Inducement Award options and Inducement Award options which may continue to vest after termination as a result of the specific provisions contained in
Article 5 of this Agreement through the full term of such options (and, with respect to shares of common stock acquired through exercise of Inducement Award options shall continue through Executive's full period of ownership of such shares unless sooner fulfilled).

         F.  Other Provisions

         The Company and the Executive agree that this Inducement Award is subject to modification or amendment by mutual agreement of the Company and Executive if the Company and the Executive determine in good faith that an amendment or modification would maintain the economic benefit of the Inducement Award to the Executive, but would mitigate any adverse economic impact upon the Company or the Executive. In such event, the Company and the Executive agree to negotiate such amendment or modification in good faith and use their best efforts to amend or modify the Inducement Award as will maintain the economic benefit to Executive reflected in the Inducement Award structure reflected above. The obligation under Section 3.2 of the Agreement to complete all necessary documents related to the Inducement Award within ten (10) days of the Effective Date shall be suspended if the Executive and the Company elect to discuss or otherwise consider an amendment or modification to the Inducement Award. Such documents shall be completed within ten (10) business days following the mutual agreement between the Company and the Executive as to the final form and structure of the Inducement Award.


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Employment Agreement                                                     Page 18
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


                                   APPENDIX 2

                                  ANNUAL BONUS

A.       Bonus

         Executive's Bonus for the first year of the Initial Term shall be $100,000, notwithstanding the achievement of any Performance Criteria.

         If Executive meets the Performance Criteria that have been agreed upon by the Company and the Executive, per Section 3.3 of this Agreement, the bonus for the first and second year of the Initial Term shall be $150,000 each year. The Executive may elect to receive all or part of his bonus in the first or second year of the Term in the form of stock at $1.50 per shares. In each of the first and second years of the Term, the Executive shall also receive options to purchase 100,000 shares of common stock at an exercise price of $1.50, vested immediately upon grant and with a 10-year exercise term. All vested options comprising an Annual Bonus award shall continue to be exercisable until the original date of expiration notwithstanding the Company's termination of Executive's employment under the Agreement.

B.       Performance Criteria

         The Performance Criteria for the first year will be agreed upon by the Company and the Executive, as outlined in Section 3.3.


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Employment Agreement                                                     Page 19
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


                                   APPENDIX 3

                                 FRINGE BENEFITS

         The Company and the Executive have agreed to a $25,000 per year "perk package." This amount will be paid at the beginning of each year of the Term in cash or through a combination of cash and other benefits in kind, at the sole choice of Executive.



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Employment Agreement                                                     Page 20
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